  EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated April 14, 2021 relative to the financial statements of Renavotio, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
June 29, 2021